EXHIBIT 10.18.11

                              ELEVENTH AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT
                           ---------------------------


           ELEVENTH AMENDMENT, dated as of March 29, 2002 (this "AMENDMENT"), to the Loan and Security Agreement referred to below by and among GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("LENDER"), PAR PHARMACEUTICAL, INC., a New Jersey corporation ("BORROWER"), PHARMACEUTICAL RESOURCES, INC., a New Jersey corporation ("PARENT"), and the other Credit Parties signatory thereto.

                               W I T N E S S E T H

           WHEREAS, Lender, Borrower and Credit Parties are parties to that certain Loan and Security Agreement, dated as of December 15, 1996 (as amended, supplemented or otherwise modified prior to the date hereof, the "LOAN AGREEMENT"); and

           WHEREAS, Lender, Borrower and Credit Parties have agreed to amend the Loan Agreement in the manner, and on the terms and conditions, provided for herein.

           NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

           1. DEFINITIONS. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

           2. AMENDMENT TO RECITALS TO LOAN AGREEMENT. Recital A of the Loan Agreement is hereby deleted in its entirety as of the Amendment Effective Date (as hereinafter defined in Section 21 hereof).

           3. AMENDMENT TO SECTION 1.2 OF THE LOAN AGREEMENT. As of the Amendment Effective Date, SECTION 1.2(c) of the Loan Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following new SECTION 1.2(c) to read as follows:

           "(c) Immediately upon receipt by Parent, Borrower or any other Credit Party of proceeds of any asset disposition (including insurance and condemnation proceeds, but excluding proceeds of the sale of Inventory in the ordinary course of business), Borrower shall prepay Revolving Credit Advances in an amount equal to all such proceeds, net of (A) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Credit Parties in connection therewith (in each case, paid to non-Affiliates), (B) transfer taxes, and (C) amounts payable to holders of senior Liens (to the extent such Liens constitute Permitted Encumbrances hereunder), if any. If Parent, Borrower or any other Credit Party issues Stock or any debt securities, no later than the Business Day following the date of receipt of the proceeds thereof, Borrower shall prepay Revolving Credit Advances in an amount equal to all such proceeds (other than any proceeds from the issuance of common stock of Parent used to finance the ISP Acquisition), net of underwriting discounts and commissions and other reasonable costs paid to non-Affiliates in connection therewith. Any Revolving Credit Advances prepaid under this Section 1.2(c) may, subject to the provisions hereof, be reborrowed."

           4. AMENDMENT TO SECTION 1.3 OF THE LOAN AGREEMENT. As of the Amendment Effective Date, SECTION 1.3 of the Loan Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following new SECTION 1.3 to read as follows:

           "1.3 USE OF PROCEEDS. Borrower shall use the proceeds of the Revolving Credit Loan, as applicable, to (a) pay certain fees and expenses relating to the transactions under the Loan Documents and for Borrower's working capital purposes, capital expenditures and general corporate purposes and (b) fund a portion of the ISP Acquisition as provided in Section 5(a)."

           5. AMENDMENT TO SECTION 3 OF THE LOAN AGREEMENT. As of the Amendment Effective Date, SECTION 3 of the Loan Agreement is hereby amended by (a) deleting the first sentence of SECTION 3.2 in its entirety and inserting in lieu thereof the following new sentence to read as follows:

           "(a) The names of Borrower and each Guarantor executing this Agreement as they appear in the official filings in the states of each such entity's state of incorporation or organization, (b) the type of entity of Borrower or such Guarantor, (c) the organizational identification number issued by each of Borrower's or such Guarantor's state of incorporation or organization or a statement that no such number has been issued, (d) each of Borrower's or such Guarantor's state of organization or incorporation, and (e) the location of each of Borrower's or such Guarantor 's chief executive office, corporate offices, warehouses, other locations of Collateral and locations where records with respect to Collateral are kept (including in each case the county of such locations) are as set forth in DISCLOSURE SCHEDULE (3.2) and, except as set forth in such Disclosure Schedule, such locations have not changed during the preceding twelve months."

(b) amending and restating Section 3.8(b) in its entirety to read as follows:

           "(b) Borrower has no Subsidiaries other than Quad Pharmaceuticals, Ltd., an Indiana corporation, and Nutriceutical Resources, Inc., a New York corporation, and Borrower currently owns and shall at all times own 100% of the Stock of each of its Subsidiaries. Parent currently owns and shall at all times own 100% of the Stock of Borrower and each of its other Subsidiaries. Pharma and ParCare are inactive Subsidiaries of Parent, and NRI and Quad are inactive Subsidiaries of Borrower; and no such Subsidiary currently owns or, without giving thirty (30) days prior written notice to Lender, will own any property or assets or engage in any business or activity, have any employees or any Indebtedness, liability or obligation and no such Subsidiary is or, without giving prior written notice to Lender, will become a party to any transaction or bound by any agreement, instrument or other document (other than the Loan Documents). Research owns 99% of the partnership interests in IPR.

and (c) inserting the following new Sections at the end thereof to read as follows:

           "3.27 AUTHORIZATION FOR LENDER TO FILE FINANCING STATEMENTS. Each of Borrower and any Guarantor executing this Agreement hereby irrevocably authorizes the Lender at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral (i) as all assets of Borrower or such Guarantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code or such jurisdiction, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether Borrower or such Guarantor is an organization, the type of organization and any organization identification number issued to Borrower or such Guarantor, and (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Borrower and each Guarantor agrees to furnish any such information to the Lender promptly upon request. Each of Borrower and any Guarantor executing this Agreement also ratifies its authorization for the Lender to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

           3.28 GOOD STANDING CERTIFICATES. Not less frequently than once during each calendar quarter, each of Borrower and each other Credit Party shall, unless Lender shall otherwise consent, provide to Lender a certificate of good standing from its state of incorporation or organization, PROVIDED, that such certificates of good standing will not be required to be delivered regarding Pharma, NRI, Quad and ParCare (each, an "INACTIVE SUBSIDIARY") so long as such Inactive Subsidiary does not (i) own any property or assets, (ii) engage in any business or activity, (iii) have any employees or any Indebtedness, liability or obligation (other than under any Loan Document), or (iv) become party to any transaction or bound by any agreement, instrument or other documents (other than any Loan Documents)."

           6. AMENDMENT TO SECTION 4.1 OF THE LOAN AGREEMENT. As of the Amendment Effective Date, SECTION 4.1(b) of the Loan Agreement is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following new Section 4.1(b) to read as follows:

           "(b) as frequently as Lender may request and in any event no later than 15 days following the end of each Fiscal Month, a Borrowing Base Certificate in the form of EXHIBIT C as of the last day of the previous Fiscal Month detailing ineligible Accounts and Inventory for adjustment to the Borrowing Base, PROVIDED, that if the aggregate amount of outstanding Revolving Credit Advances equals or exceeds $20,000,000, Borrower shall also provide to Lender (based on Borrower's reasonable estimate and current estimates) no later than the last day of each month such a Borrowing Base Certificate as of the fifteenth day of such month;"

           7. AMENDMENT TO SECTION 5 OF THE LOAN AGREEMENT. As of the Amendment Effective Date, SECTION 5 of the Loan Agreement is hereby amended by (a) deleting SECTION 5(a) in its entirety and inserting in lieu thereof the following new SECTION 5(a) to read as follows:

           "(a) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person or business or form any Subsidiary. Notwithstanding the foregoing, Parent may consummate the ISP Acquisition on or prior to September 30, 2002 subject to the satisfaction of each of the following conditions:

              (i) the aggregate purchase price for the ISP Acquisition shall not exceed $112.0 million (including any post-closing adjustment to the purchase price), and costs and expenses incurred by the Credit Parties in connection with the ISP Acquisition shall not exceed $4.0 million (excluding underwriting commissions incurred in connection with the issuance by the Parent of its common stock, which will not exceed 4.5% of the gross proceeds from any such common stock);

              (ii) the ISP Acquisition shall be financed with (a) no less than $90.0 million of a combination of internally generated cash and/or proceeds from the issuance of common stock of Parent, and (b) the balance from the proceeds of Revolving Credit Advances;

              (iii) at the time of the ISP Acquisition and after giving effect thereto, Borrower shall have Excess Borrowing Availability of not less than $2,000,000 (on a pro forma basis, with trade payables being paid in the ordinary course of business and without acceleration of sales);

              (iv) no additional Indebtedness, Guaranteed Indebtedness, contingent obligations or other liabilities shall be incurred, assumed or otherwise be reflected on a consolidated balance sheet of Parent immediately after giving effect to the ISP Acquisition, except (A) Revolving Credit Advances made hereunder and (B) the "Assumed Liabilities" (as defined in the ISP Acquisition Agreement) and liabilities of ISP Israel permitted under Section 3.03(c) of the ISP Acquisition Agreement;

              (v) the business and assets acquired in the ISP Acquisition shall be free and clear of all Liens (other than Permitted Encumbrances), and Lender shall have received either (A) appropriate, duly executed UCC-3 termination statements and other lien release documentation in form and substance satisfactory to Lender or (B) evidence of the completion of all recordings and filings (including UCC-3 termination statements and other Lien release documentation) as may be necessary or, in the opinion of and at the request of Lender, reasonably desirable to perfect Lender's Lien on the Collateral;

              (vi) at or prior to the closing of the ISP Acquisition, Lender will be granted a first priority perfected Lien (subject to Permitted Encumbrances) in all assets (other than real property) acquired pursuant to the ISP Acquisition (provided that the pledge of the Stock of ISP Israel will be limited to 66 1/3 % of the capital stock of ISP Israel, and no pledge of any assets of ISP Israel will be required), and the Credit Parties shall have executed such documents and taken such actions as may be required by Lender in connection therewith including those specified in the last sentence of Section 3.6;

              (vii) on or prior to the date of the ISP Acquisition, Lender shall have received from the Credit Parties supplements to the Disclosure Schedules attached hereto, or such Disclosure Schedules updated, to reflect any change thereto as a result of the ISP Acquisition and, without limiting any other provision hereof, any change to any Disclosure Schedule hereof as a result of the ISP Acquisition shall be acceptable to the Lender in its sole discretion;

              (viii) on or prior to the date of the ISP Acquisition, Lender shall have received, in form and substance reasonably satisfactory to Lender, copies of the ISP Acquisition Documents, certified by the Parent as being true, correct and complete copies thereof, and Lender shall have completed all legal due diligence with respect to the ISP Acquisition with results satisfactory to Lender;

              (ix) at the time of the ISP Acquisition, Lender shall have received a legal opinion of counsel to the Credit Parties with respect to the ISP Acquisition and the documents executed and delivered in connection therewith, in form and substance satisfactory to Lender; and

              (x) at the time of the ISP Acquisition and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

           Notwithstanding the foregoing, the Accounts and Inventory of the ISP Group purchased in the ISP Acquisition shall not be included in Eligible Accounts and Eligible Inventory without the prior written consent of Lender."

(b) deleting SECTION 5(b) in its entirety and inserting in lieu thereof the following new SECTION 5(b) to read as follows:

           "(b) except as otherwise permitted in this Section 5 below, make any investment (including any investment in or advance to any other Person for research and development) in, or make or accrue loans or advances of money to, any Person, other than (i) investments for research and development in Persons which are not Credit Parties which, together with the aggregate amount of research and development expenses of the Credit Parties, do not in the aggregate exceed (A) $10,250,000 for the Fiscal Year ending December 31, 2001, (B) $22,500,000 for the Fiscal Year ending December 31, 2002, (C) $19,500,000 for the Fiscal Year ending December 31, 2003 and (D) $21,000,000 for the Fiscal Year ending December 31, 2004; (ii) investments for working capital and general corporate purposes in the form of intercompany loans or capital contributions from any Credit Party to any other Credit Party (except Parent), PROVIDED that (A) each Credit Party shall record all intercompany transactions on its books and records in a manner satisfactory to Lender, (B) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan or capital contribution, and
           (C) the aggregate amount outstanding at any time of all such intercompany loans and capital contributions made by any Credit Party to another Credit Party other than Parent shall not exceed $5,000,000 in any Fiscal Year (less any dividends under Section 5(l)(iv) below made in such Fiscal Year); and (iii) an investment in the form of an intercompany loan by Borrower to Parent for the purpose of funding a portion of the purchase price of the ISP Acquisition and related costs and expenses, PROVIDED that (A) each of Borrower and Parent shall record all intercompany transactions on its books and records in a manner satisfactory to Lender, (B) no Default or Event of Default would occur and be continuing after giving effect to any such proposed intercompany loan or capital contribution, and (C) the aggregate amount outstanding at any time of such intercompany loans shall not exceed $28,000,000;"

(c) deleting SECTION 5(c) in its entirety and inserting in lieu thereof the following new SECTION 5(c) to read as follows:

           "(c) create, incur, assume or permit to exist any Indebtedness, except: (i) the Obligations; (ii) Indebtedness other than the Obligations in an aggregate outstanding amount not exceeding $500,000; (iii) deferred taxes; (iv) other Indebtedness set forth in DISCLOSURE SCHEDULE (5(c)), (v) Indebtedness of Borrower secured by Borrower's real property (including any such Indebtedness secured by Borrower's real property set forth as DISCLOSURE SCHEDULE (5(c))),
           (vi) Indebtedness represented by Capital Lease Obligations; (vii) intercompany loans as permitted by Sections 5(b)(ii) and 5(b)(iii); and (viii) Indebtedness incurred by Parent in connection with funding a portion of the purchase price of the ISP Acquisition and related costs and expenses, in an amount not to exceed $28,000,000; PROVIDED, HOWEVER, that the aggregate amount of Indebtedness incurred by Borrower outstanding under clauses (v) and (vi) of this Section 5(c) shall not exceed $10,000,000;"

(d) deleting SECTION 5(d) in its entirety and inserting in lieu thereof the following new SECTION 5(d) to read as follows:

           "(d) enter into any lending, borrowing or other commercial transaction with any of its employees, directors, Affiliates or any other Credit Party (including upstreaming and downstreaming of cash and intercompany advances, and payments by a Credit Party on behalf of another Credit Party which are not otherwise permitted hereunder) other than (i) loans to employees in the ordinary course of business in an aggregate outstanding amount not exceeding $50,000, (ii) those transactions contemplated under the Merck Equity Documents and (iii) indebtedness consisting of intercompany loans permitted under clause
           (ii) of Section 5(b);"

(e) amending SECTION 5(i) by (i) deleting the word "and" where it appears immediately prior to clause (vi) and (ii) inserting the following new clauses
(vii) and (viii) at the end of such Section 5(i) to read as follows:

           ", (vii) transfer by Parent of any assets acquired pursuant to the ISP Acquisition to any of its wholly owned, domestic Subsidiaries, PROVIDED, that (A) Parent provides Lender at least ten (10) Business Days' advance written notice of such asset transfer and (B) the Credit Parties have provided any such documents or taken any such actions as may be required by Lender to continue the perfection of Lender's Liens on such transferred assets, and (viii) the sale of other assets or properties having a book value not to exceed $250,000 in the aggregate."

(f) deleting SECTION 5(l) in its entirety and inserting in lieu thereof the following new SECTION 5(l) to read as follows:

           "(l) make or permit any Restricted Payment, except (i) intercompany loans from and capital contributions to the extent permitted by clause (ii) or (iii) of Section 5(b) above, (ii) employee loans permitted under Section 5(d) above, (iii) dividends by Subsidiaries of Parent (other than Borrower) paid to Parent, (iv) dividends by Borrower paid to Parent in an amount not to exceed $5,000,000 in any Fiscal Year, PROVIDED that no Default or Event of Default would occur and be continuing after giving effect to any such proposed dividend, and (v) prior to the earlier of March 1, 2003 and the consummation of the ISP Acquisition, repurchase by Parent of its common Stock in an amount not to exceed $30,000,000 in the aggregate, PROVIDED that (A) no Default or Event of Default shall have occurred or be continuing either before or after giving effect to any repurchase of common Stock, (B) no proceeds of the Revolving Credit Loan are used for such repurchase of common Stock, and (C) the Revolving Credit Loan balance is zero ($0);"

and (g) inserting the following new subsections at the end thereof to read as follows:

           "(n) without limiting the prohibitions on mergers involving Borrower or any Guarantor contained in the Loan Agreement, neither Borrower nor any Guarantor shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the date hereof without the prior written consent of the Lender; or

           (o) each of Borrower and any Guarantor executing this Agreement acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to Borrower's or such Guarantor's rights under
           Section 9-509(d)(2) of the Code."

           8. AMENDMENT TO SECTION 6 OF THE LOAN AGREEMENT. As of the Amendment Effective Date, SECTION 6 of the Loan Agreement is amended by: (a) amending and restating SECTION 6.1(a) in its entirety to read as follows:

           "(a) As collateral security for the prompt and complete payment and performance of the Obligations, Borrower and each Guarantor executing this Agreement hereby grants to the Lender a security interest in and Lien upon all of its property and assets, whether real or personal, tangible or intangible, and whether now owned or hereafter acquired, or in which it now has or at any time in the future may acquire any right, title, or interest, including all of the following property in which it now has or at any time in the future may acquire any right, title or interest: all Accounts; all Deposit Accounts, other bank accounts and all funds on deposit therein; all money, cash and cash equivalents; all Investment Property; all Stock; all Goods (including

           Inventory, Equipment and Fixtures); all Chattel Paper, Documents and Instruments; all Books and Records; all General Intangibles (including all Intellectual Property, contract rights, choses in action, Payment Intangibles and Software); all Letter-of-Credit Rights; all Supporting Obligations; and to the extent not otherwise included, all Proceeds, tort claims, insurance claims and other rights to payment not otherwise included in the foregoing and products of all and any of the foregoing and all accessions to, substitutions and replacements for, and rents and profits of, each of the foregoing, but excluding in all events Hazardous Waste (all of the foregoing, together with any other collateral pledged to the Lender pursuant to any other Loan Document, collectively, the "COLLATERAL")."

(b) inserting the following sentence at the end of SECTION 6.1(b) to read as follows:

           "Borrower and each Guarantor executing this Agreement shall promptly, and in any event within two (2) Business Days after the same is acquired by it, notify Lender of any commercial tort claim (as defined in the Code) acquired by it and unless otherwise consented by Lender, Borrower or such Guarantor shall enter into a supplement to this Loan Agreement granting to Lender a Lien in such commercial tort claim."

and (c) deleting the last sentence of Section 6.3 in its entirety and inserting the following new sentences in lieu thereof to read as follows:

           "Borrower and any Guarantor executing this Agreement also hereby (i) authorizes Lender to file any financing statements, continuation statements or amendments thereto that (x) indicate the Collateral (1) as all assets of Borrower or such Guarantor (or any portion of Borrower's or such Guarantor's assets) or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Code of such jurisdiction, or (2) as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by
           Part 5 of Article 9 of the Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment and (ii) ratifies its authorization for Lender to have filed any initial financial statements, or amendments thereto if filed prior to the date hereof. Borrower and each Guarantor executing this Agreement acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement without the prior written consent of Lender and agrees that it will not do so without the prior written consent of Lender, subject to such Credit Party's rights under
           Section 9-509(d)(2) of the Code."

           9. AMENDMENT TO SECTION 8 OF THE LOAN AGREEMENT. As of the Amendment Effective Date, SECTION 8 of the Loan Agreement is amended by: (a) amending and restating SECTIONS 8.1(e) to (g) in their entirety to read as follows:

           "(e) there shall be commenced against Borrower or any other Credit Party any Litigation seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which remains unstayed or undismissed for sixty
           (60) consecutive days; or Borrower or any other Credit Party shall have concealed, removed or permitted to be concealed or removed, any part of its property with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of its property or the incurring of an obligation which may be fraudulent under any applicable bankruptcy, fraudulent transfer or other similar law; or

           (f) a case or proceeding shall have been commenced involuntarily against Borrower or any other Credit Party in a court having competent jurisdiction seeking a decree or order: (i) under the United States Bankruptcy Code or any other applicable Federal, state or foreign bankruptcy or other similar law, and seeking either (x) the appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Person or of any substantial part of its properties, or (y) the reorganization or winding up or liquidation of the affairs of any such Person, and such case or proceeding shall remain undismissed or unstayed for sixty
           (60) consecutive days or such court shall enter a decree or order granting the relief sought in such case or proceeding; or (ii) invalidating or denying any Person's right, power, or competence to enter into or perform any of its obligations under any Loan Document or invalidating or denying the validity or enforceability of this Agreement or any other Loan Document or any action taken hereunder or thereunder; or

           (g) Borrower or any other Credit Party shall (i) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it or seeking appointment of a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for it or any substantial part of its properties, (ii) make a general assignment for the benefit of creditors, (iii) consent to or take any action in furtherance of, or, indicating its consent to, approval of, or acquiescence in, any of the acts set forth in paragraphs (e) or (f) of this Section 8.1 or clauses (i) and (ii) of this paragraph (g), or
           (iv) shall admit in writing its inability to, or shall be generally unable to, pay its debts as such debts become due; or"

and (b) inserting the following new subsection at the end thereof to read as follows:

           "(k) an ERISA Event shall have occurred and be continuing that, in the opinion of the Lender, when taken together with all other ERISA Events that shall have occurred and are then continuing, would reasonably be expected to result in liability of any Credit Party in an aggregate amount exceeding the Minimum Actionable Amount."

           10. AMENDMENT TO SECTION 10 OF THE LOAN AGREEMENT. As of the Amendment Effective Date, SECTION 10 of the Loan Agreement is amended by adding the following new subsections at the end thereof to read as follows:

           "10.14 PRESS RELEASES. Each Credit Party executing this Agreement agrees that neither it nor its Affiliates will in the future issue any press release or other public disclosure using the name of General Electric Capital Corporation or its affiliates or referring to this Agreement or the other Loan Documents without at least two
           (2) Business Days' prior notice to Lender and without the prior written consent of Lender unless (and only to the extent that) such Credit Party or Affiliate is required to do so under law or the rules of any securities exchange, and then, in any event, such Credit Party or Affiliate will consult with Lender before issuing such press release or other public disclosure. Each Credit Party consents to the publication by Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

           10.15 WAIVER OF RIGHTS. IF AND TO THE EXTENT THAT ANY OBLIGATION OF ANY CREDIT PARTY TO LENDER SHALL BE CONSIDERED AN OBLIGATION OF GUARANTY OR SURETYSHIP, THEN THE FOLLOWING PROVISIONS OF THIS SECTION
           10.15 SHALL APPLY WITH RESPECT TO SUCH CREDIT PARTY SOLELY TO THE EXTENT THAT SUCH CREDIT PARTY IS DEEMED TO ACT IN THE CAPACITY OF A GUARANTOR AND SHALL NOT EFFECT A WAIVER OF RIGHTS IN SUCH PERSON'S CAPACITY AS BORROWER OR A CREDIT PARTY;

                (A) SUCH CREDIT PARTY EXPRESSLY WAIVES THE RIGHT TO REQUIRE LENDER FIRST TO PURSUE ANY OTHER PERSON, THE COLLATERAL, OR ANY OTHER SECURITY OR GUARANTY THAT MAY BE HELD FOR THE OBLIGATIONS, OR TO APPLY ANY SUCH SECURITY OR GUARANTY TO THE OBLIGATIONS BEFORE SEEKING FROM SUCH CREDIT PARTY PAYMENT IN FULL OF ITS LIABILITIES TO LENDER OR PROCEEDING AGAINST SUCH CREDIT PARTY FOR SAME.

                (B) SUCH CREDIT PARTY ACKNOWLEDGES THAT LENDER MAY, UNDER APPLICABLE LAW, PROCEED TO REALIZE ITS BENEFITS UNDER ANY OF THE LOAN DOCUMENTS GIVING LENDER A LIEN UPON ANY COLLATERAL, WHETHER OWNED BY BORROWER OR ANY CREDIT PARTY OR BY ANY OTHER PERSON, EITHER BY JUDICIAL FORECLOSURE OR BY NON-JUDICIAL SALE OR ENFORCEMENT. LENDER

           MAY, AT ITS SOLE OPTION, DETERMINE WHICH OF ITS REMEDIES OR RIGHTS IT MAY PURSUE WITHOUT AFFECTING ANY OF ITS RIGHTS AND REMEDIES. IF, IN THE EXERCISE OF ANY OF ITS RIGHTS AND REMEDIES, LENDER SHALL FORFEIT ANY OF ITS RIGHTS OR REMEDIES, INCLUDING ITS RIGHT TO ENTER A DEFICIENCY JUDGMENT AGAINST BORROWER OR ANY CREDIT PARTY OR ANY OTHER PERSON, WHETHER BECAUSE OF ANY APPLICABLE LAWS PERTAINING TO "ELECTION OF REMEDIES" OR THE LIKE, SUCH CREDIT PARTY HEREBY CONSENTS TO SUCH ACTION BY LENDER AND WAIVES ANY CLAIM BASED UPON SUCH ACTION, EVEN IF SUCH ACTION BY LENDER SHALL RESULT IN A FULL OR PARTIAL LOSS OF ANY RIGHTS OF SUBROGATION WHICH SUCH CREDIT PARTY MIGHT OTHERWISE HAVE HAD BUT FOR SUCH ACTION BY LENDER. ANY ELECTION OF REMEDIES WHICH RESULTS IN THE DENIAL OR IMPAIRMENT OF THE RIGHT OF LENDER TO SEEK A DEFICIENCY JUDGMENT AGAINST ANY CREDIT PARTY SHALL NOT IMPAIR ANY OTHER CREDIT PARTY'S OBLIGATION TO PAY THE FULL AMOUNT OF THE OBLIGATIONS. IN THE EVENT LENDER SHALL BID AT ANY FORECLOSURE OR TRUSTEE'S SALE OR AT ANY PRIVATE SALE PERMITTED BY LAW OR THE LOAN DOCUMENTS AND CONDUCTED IN ACCORDANCE THEREWITH, LENDER MAY BID ALL OR LESS THAN THE AMOUNT OF THE OBLIGATIONS AND THE AMOUNT OF SUCH BID NEED NOT BE PAID BY LENDER BUT SHALL BE CREDITED AGAINST THE OBLIGATIONS. THE AMOUNT OF THE SUCCESSFUL BID AT ANY SUCH SALE, WHETHER LENDER OR ANY OTHER PARTY IS THE SUCCESSFUL BIDDER, SHALL BE CONCLUSIVELY DEEMED TO BE THE FAIR MARKET VALUE OF THE COLLATERAL AND THE DIFFERENCE BETWEEN SUCH BID AMOUNT AND THE REMAINING BALANCE OF THE OBLIGATIONS SHALL BE CONCLUSIVELY DEEMED TO BE THE AMOUNT OF THE OBLIGATIONS GUARANTEED BY SUCH CREDIT PARTY, NOTWITHSTANDING THAT ANY PRESENT OR FUTURE LAW OR COURT DECISION OR RULING MAY HAVE THE EFFECT OF REDUCING THE AMOUNT OF ANY DEFICIENCY CLAIM TO WHICH LENDER MIGHT OTHERWISE BE ENTITLED BUT FOR SUCH BIDDING AT ANY SUCH SALE.

                (C) SUCH CREDIT PARTY AGREES THAT LENDER SHALL BE UNDER NO OBLIGATION TO (I) MARSHAL ANY ASSETS IN FAVOR OF SUCH CREDIT PARTY,
           (II) PROCEED FIRST AGAINST ANY OTHER CREDIT PARTY OR PERSON OR ANY PROPERTY OF ANY OTHER CREDIT PARTY OR PERSON OR AGAINST ANY COLLATERAL, (III) ENFORCE FIRST ANY OTHER GUARANTY OBLIGATIONS WITH RESPECT TO, OR SECURITY FOR, THE OBLIGATIONS, OR (IV) PURSUE ANY OTHER REMEDY IN LENDER'S POWER THAT SUCH CREDIT PARTY MAY NOT BE ABLE

           TO PURSUE ITSELF AND THAT MAY LIGHTEN SUCH CREDIT PARTY 'S BURDEN, ANY RIGHT TO WHICH SUCH CREDIT PARTY HEREBY EXPRESSLY WAIVES.

                (D) EACH CREDIT PARTY ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO LENDER'S ENTERING INTO THIS AGREEMENT AND THAT LENDER IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH THE CREDIT PARTIES. EACH CREDIT PARTY WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT."

           11. AMENDMENT TO SCHEDULE A TO THE LOAN AGREEMENT. SCHEDULE A to the Loan Agreement is hereby amended as of the Amendment Effective Date by (a) inserting the following new definitions in the proper order thereof to read as follows:

           "`DEPOSIT ACCOUNTS" shall mean all "deposit accounts" as such term is defined in the Code, now or hereafter held in the name of any Person.

           "ELEVENTH AMENDMENT EFFECTIVE DATE" shall mean March __, 2002.

           "EXCESS BORROWING AVAILABILITY" shall mean Borrowing Availability less the amount of the outstanding Revolving Credit Loan.

           "FIXTURES" shall mean all "fixtures" as such term is defined in the Code, now owned or hereafter acquired by any Person.

           "INACTIVE SUBSIDIARY" shall have the meaning assigned to it in
           Section 3.28.

           "INTELLECTUAL PROPERTY SECURITY AGREEMENT" shall mean that certain Intellectual Property Security Agreement, dated as of March __, 2002 between Parent, Borrower, the other Grantors signatory thereto and Lender, together with all amendments, modifications and supplements thereto.

           "IPR" shall mean Israel Pharmaceutical Resources, L.P., an Israeli limited partnership.

           "ISP ACQUISITION" shall mean the acquisition pursuant to the ISP Acquisition Agreement by Parent from the ISP Group of its fine chemicals business, consisting of a manufacturing facility in Columbus, Ohio, certain inventory, intellectual property, and other assets related to the manufacture, sale, research and development of advanced intermediates and active pharmaceutical ingredients for brand name and generic pharmaceutical companies and all of the issued and outstanding capital stock of ISP Israel.

           "ISP ACQUISITION AGREEMENT" shall mean the Purchase Agreement dated as of December 28, 2001 among the Parent and the ISP Group substantially in the form attached to the letter agreement dated December 28, 2001 among the Parent and the ISP Group, or such other agreement as Lender may deem approved in its discretion.

           "ISP GROUP" shall mean ISP Hungary Holdings Limited, ISP Investments Inc., ISP Chemicals Inc. and ISP Technologies Inc.

           "ISP ISRAEL" shall mean ISP FineTech Ltd., an Israeli corporation.

           "LITIGATION" shall mean any claim, lawsuit, litigation, investigation or proceeding of or before any arbitrator or Governmental Authority.

           "LETTER-OF-CREDIT RIGHTS" shall mean "letter-of-credit rights" as such term is defined in the Code, now owned or hereafter acquired by any Person, including rights to payment or performance under a letter of credit, whether or not such Person, as beneficiary, has demanded or is entitled to demand payment or performance.

           "PAYMENT INTANGIBLES" shall mean all "payment intangibles" as such term is defined in the Code, now owned or hereafter acquired by any Person.

           "PHARMA" shall mean Par Pharma Group, Ltd., a Delaware corporation.

           "PRX" shall mean PRX Pharmaceuticals, Ltd., a Delaware corporation.

           "RESEARCH" shall mean PRI-Research, Inc., a Delaware corporation.

           "QUAD" shall mean Quad Pharmaceuticals, Inc., an Indiana corporation.

           "SOFTWARE" shall mean all "software" as such term is defined in the Code, now owned or hereafter acquired by any Person, other than software embedded in any category of Goods, including all computer programs and all supporting information provided in connection with a transaction related to any program.

           "SUPPORTING OBLIGATIONS" shall mean all "supporting obligations" as such term is defined in the Code, including letters of credit and guaranties issued in support of Accounts, Chattel Paper, Documents, General Intangibles, Instruments, or Investment Property."

and (b) amending and restating each of the following definitions in its entirety to read as follows:

           "`ACCOUNT DEBTOR" shall mean any Person who is or may become obligated with respect to, or on account of, an Account, Chattel Paper or General Intangibles (including a Payment Intangible).

           "ACCOUNTS" shall mean all "accounts," as such term is defined in the Code, now owned or hereafter acquired by any Person, including: (i) all accounts receivable, other receivables, book debts and other forms of obligations (other than forms of obligations evidenced by Chattel Paper or Instruments) (including any such obligations that may be characterized as an account or contract right under the Code);
           (ii) all of such Person's rights in, to and under all purchase orders or receipts for goods or services; (iii) all of such Person's rights to any goods represented by any of the foregoing (including unpaid sellers' rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods); (iv) all rights to payment due to such Person for Goods or other property sold, leased, licensed, assigned or otherwise disposed of, for a policy of insurance issued or to be issued, for a secondary obligation incurred or to be incurred, for energy provided or to be provided, for the use or hire of a vessel under a charter or other contract, arising out of the use of a credit card or charge card, or for services rendered or to be rendered by such Person or in connection with any other transaction (whether or not yet earned by performance on the part of such Person) ; (v) all health care insurance receivables; and (vi) all collateral security and guarantees of any kind given by any Account Debtor or any other Person with respect to any of the foregoing.

           "BORROWING BASE" shall mean at any time an amount equal to the sum at such time of:

           (a) Eighty-five percent (85%) (or such lesser percentage as may be specified by Lender in its reasonable credit judgment from time to time by written notice to Borrower) of the value (as determined by Lender) of Borrower's Eligible Accounts; PLUS

           (b) the lesser of (i) $12,000,000 or (ii) fifty percent (50%) (or such lesser percentage as may be specified by Lender in its reasonable credit judgment from time to time by written notice to Borrower) of the value of Borrower's Eligible Inventory, as determined by Lender, valued on a first-in, first-out basis (at the lower of cost or market).

           "CHATTEL PAPER" shall mean all "chattel paper," as such term is defined in the Code, including electronic chattel paper, now owned or hereafter acquired by any Person.

           "COLLATERAL" shall have the meaning assigned to it in Section 6.1(a).

           "CODE" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or remedies with respect to, Lender's Lien on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions; provided further, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern.

           "COMMITMENT MATURITY DATE" shall mean the earliest of (i) March [__], 2005, (ii) the date Lender's obligation to advance funds is terminated and the Obligations are declared to be due and payable pursuant to Section 7.2 and (iii) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of
           Section 1.2(b).

           "COMMITMENT TERMINATION DATE" shall mean the earliest of (i) March [__], 2005, (ii) the date of Termination of Lender's obligation to advance funds pursuant to Section 7.2 and (iii) the date of prepayment in full by Borrower of the Obligations in accordance with the provisions of Section 1.2(b).

           "ERISA EVENT" shall mean (a) any "reportable event", as defined in
           Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the IRC or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(b) of the IRC or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Title IV Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice expressing an intention to terminate any Title IV Plan or to appoint a trustee to administer any Title IV Plan; (f) the incurrence by any Credit Party or any ERISA Affiliate of any liability with respect to any withdrawal or partial withdrawal from any Title IV Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

           "GENERAL INTANGIBLES" shall mean all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by any Person, including all right, title and interest that such Person may now or hereafter have in or under any Contract, all Payment Intangibles, customer lists, Licenses, Intellectual Property, interests in partnerships, joint ventures and other business associations, permits, proprietary or confidential information, inventions (whether or not patented or patentable), technical information, procedures, designs, knowledge, know-how, software, data bases, data, skill, expertise, experience, processes, models, drawings, materials, Books and Records, Goodwill (including the Goodwill associated with any Intellectual Property), all rights and claims in or under insurance policies (including insurance for fire, damage, loss, and casualty, whether covering personal property, real property, tangible rights or intangible rights, all liability, life, key-person, and business interruption insurance, and all unearned premiums), uncertificated securities, choses in action, deposit accounts, rights to receive tax refunds and other payments, rights to received dividends, distributions, cash, Instruments and other property in respect of or in exchange for pledged Stock and Investment Property, and rights of indemnification.

           "GOODS" shall mean all "goods," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including embedded software to the extent included in "goods" as defined in the Code, manufactured homes, standing timber that is cut and removed for sale and unborn young of animals.

           "INVENTORY" shall mean all "inventory," as such term is defined in the Code, now owned or hereafter acquired by any Person, wherever located, including all inventory, merchandise, goods and other personal property that are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service or that constitute raw materials, work in process, finished goods, returned goods, or materials or supplies of any kind, nature or description used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including all supplies and embedded software.

           "LOAN DOCUMENTS" shall mean the Agreement, the Revolving Credit Note, each Pledge Agreement, the Financial Statements, each Guaranty, the Powers of Attorney, the patent and trademark assignment, the Intellectual Property Security Agreement, and the other documents and instruments listed in Schedule E, and all documents, instruments, certificates and notices at any time delivered by and between Lender and any Credit Party in connection with any of the foregoing.

           "MAXIMUM AMOUNT" shall mean the maximum amount of credit to be provided by Lender to or for the benefit of Borrower for aggregate Revolving Credit Advances and Letter of Credit Obligations outstanding at any time, without regard to the Borrowing Base or reserves, which amount, for purposes of the Agreement, is Thirty Million Dollars ($30,000,000).

           "MINIMUM ACTIONABLE AMOUNT" shall mean $500,000.

           "PROCEEDS" shall mean "proceeds," as such term is defined in the Code and, in any event, shall include: (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower or any other Credit Party from time to time with respect to any Collateral;
           (ii) any and all payments (in any form whatsoever) made or due and payable to Borrower or any other Credit Party from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any Collateral by any governmental body, authority, bureau or agency (or any person acting under color of governmental authority); (iii) any claim of Borrower or any other Credit Party against third parties (a) for past, present or future infringement of any Intellectual Property or (b) for past, present or future infringement or dilution of any Trademark or Trademark License or for injury to the goodwill associated with any Trademark, Trademark registration or Trademark licensed under any Trademark License; (iv) any recoveries by Borrower or any other Credit Party against third parties with respect to any litigation or dispute concerning any Collateral, including claims arising out of the loss or nonconformity of, interference with the use of, defects in, or infringement of rights in, or damage to, Collateral; (v) all amounts collected on, or distributed on account of, other Collateral, including dividends, interest, distributions and Instruments with respect to Investment Property and pledged Stock; and (vi) any and all other amounts, rights to payment or other property acquired upon the sale, lease, license, exchange or other disposition of Collateral and all rights arising out of Collateral.

           "SUBSIDIARY GUARANTOR" shall mean NRI, ParCare, IPR, Research, PRX, Quad, and Pharma and each other Subsidiary of Parent, Borrower or other Credit Party which executes a guaranty or a support, put or other similar agreement in favor of Lender in connection with the transactions contemplated by the Agreement."

           12. AMENDMENT TO SCHEDULE D TO THE LOAN AGREEMENT. SCHEDULE D to the Loan Agreement is hereby amended and restated in its entirety as of the Amendment Effective Date to read as set forth in SCHEDULE D attached hereto.

           13. AMENDMENT TO SCHEDULE F TO THE LOAN AGREEMENT. SCHEDULE F to the Loan Agreement is hereby amended and restated in its entirety as of the Amendment Effective Date to read as set forth in SCHEDULE F attached hereto.

           14. AMENDMENT TO DISCLOSURE SCHEDULES. The DISCLOSURE SCHEDULES to the Loan Agreement are hereby amended and restated in their entirety as of the Amendment Effective Date to read as set forth in EXHIBIT A attached hereto.

           15. REPRESENTATIONS AND WARRANTIES. To induce Lender to enter into this Amendment, each Credit Party hereby represents and warrants that:

                A. The execution, delivery and performance of this Amendment and the performance of the Loan Agreement, as amended hereby (the "AMENDED LOAN AGREEMENT"), the Intellectual Property Security Agreement and the Research Pledge Agreement (as defined below), by each Credit Party which is a party thereto: (i) are within their respective corporate powers; (ii) have been duly authorized by all necessary corporate and shareholder action; and (iii) are not in contravention of any provision of their respective certificates or articles of incorporation or by-laws or other organizational documents.

                B. The execution, delivery and performance of the Amended and Restated Revolving Credit Note, dated as of the date hereof, from Borrower in the principal amount of $30,000,000 (the "AMENDED REVOLVING CREDIT NOTE"): (i) are within Borrower's corporate powers;
           (ii) have been duly authorized by all necessary corporate and shareholder action; and (iii) are not in contravention of any provision of its certificate or article of incorporation or by-laws or other organizational documents.

                C. Each of this Amendment, the Intellectual Property Security Agreement and the Research Pledge Agreement has been duly executed and delivered by or on behalf of each Credit Party which is a party thereto and the Amended Revolving Credit Note has been duly executed and delivered by Borrower.

                D. Each of this Amendment, the Amended Loan Agreement, the Intellectual Property Security Agreement and the Research Pledge Agreement constitutes a legal, valid and binding obligation of each such Credit Party which is a party thereto enforceable against each Credit Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                E. The Amended Revolving Credit Note constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

                F. No Default (other than those waived pursuant hereto) has occurred and is continuing both before and after giving effect to this Amendment.

                G. No action, claim or proceeding is now pending or, to the knowledge of each Credit Party, threatened against any Credit Party, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which challenges any Credit Party's right, power, or competence to enter into this Amendment or, to the extent applicable, perform any of its obligations under this Amendment, the

           Amended Loan Agreement, the Amended Revolving Credit Note, the Intellectual Property Security Agreement, the Research Pledge Agreement or any other Loan Document, or the validity or enforceability of this Amendment, the Amended Loan Agreement, the Amended Revolving Credit Note or any other Loan Document or any action taken under this Amendment, the Amended Loan Agreement, the Amended Revolving Credit Note or any other Loan Document.

                H. The representations and warranties of the Credit Parties contained in the Loan Agreement, each Pledge Agreement, the Trademark Security Agreement and the Intellectual Property Security Agreement shall be true and correct on and as of the Amendment Effective Date (after giving effect to this Amendment) with the same effect as if such representations and warranties had been made on and as of such date (and any such representation or warranty which is expressly made only as of the Closing Date or another specified date shall be made as of the Amendment Effective Date).

           16. NO OTHER AMENDMENT. Except as expressly provided in Sections 2 through 14 hereof, the Loan Agreement shall be unmodified and shall continue to be in full force and effect in accordance with its terms. Except as expressly provided herein, this Amendment shall not be deemed a waiver of any term or condition of any Loan Document and shall not be deemed to prejudice any right or rights which Lender may now have or may have in the future under or in connection with any Loan Document or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

           17. OUTSTANDING INDEBTEDNESS; AMENDMENT OF CLAIMS. Each Credit Party hereby acknowledges and agrees that as of March 15, 2002 the aggregate outstanding principal amount of the Revolving Credit Loan is $0.00. Each Credit Party hereby waives, releases, remises and forever discharges Lender and each other Indemnified Person from any and all Claims of any kind or character, known or unknown, which each Credit Party ever had, now has or might hereafter have against Lender which relates, directly or indirectly, to any acts or omissions of Lender or any other Indemnified Person on or prior to the date hereof. This Amendment shall constitute a Loan Document for all purposes of the Loan Agreement and each other Loan Document.

           18. EXPENSES. Borrower hereby reconfirms its obligations pursuant to
Section 10.2 of the Loan Agreement to pay and reimburse Lender for all reasonable out-of-pocket expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and all other documents and instruments delivered in connection herewith.

           19. PLEDGE BY RESEARCH. Borrower shall use its best efforts to deliver to Lender, no later than 30 days following the Amendment Effective Date, a fully executed Pledge Agreement duly executed by Research pledging 66 1/3 % of its partnership interest in IPR to Lender as collateral for the Obligations, and any documents related thereto (the "RESEARCH PLEDGE AGREEMENT"). Failure of Borrower to use its best efforts to deliver the Research Pledge Agreement on or prior to 30 days from the Amendment Effective Date shall constitute an immediate Event of Default.

           20. COLLATERAL APPRAISAL. No later than 120 days following the Amendment Effective Date, Lender shall have received an inventory appraisal of Borrower's Inventory, performed by appraisers retained by Borrower and acceptable to Lender, in form and substance satisfactory to Lender and reflecting asset values of Borrower at levels acceptable to Lender. No later than thirty days following the Amendment Effective Date Borrower shall have initiated such inventory appraisal and provided to Lender evidence thereof.

           21. EFFECTIVENESS. This Amendment shall become effective as of the date hereof (the "AMENDMENT EFFECTIVE DATE") only upon satisfaction in full in the judgment of the Lender of each of the following conditions on or prior to March __, 2002:

                A. AMENDMENT. Lender shall have received four original copies of this Amendment duly executed and delivered by Lender and each Credit Party.

                B. PAYMENT OF AMENDMENT FEE AND EXPENSES. Borrower shall have paid to Lender a non-refundable amendment fee in the amount of $150,000 and all costs and expenses owing in connection with this Amendment and the other Loan Documents and due to Lender (including, without limitation, reasonable legal fees and expenses).

                C. NOTE. Lender shall have received a fully executed Amended Revolving Credit Note from Borrower in exchange for the Revolving Credit Note in effect prior to the Amendment Effective Date.

                D. OPINION. Lender shall have received a legal opinion of counsel to the Credit Parties with respect to this Amendment and the transactions contemplated hereby in form and substance satisfactory to Lender.

                E. COLLATERAL DOCUMENTS. Lender shall have received (i) certified copies of Requests for Information or other evidence satisfactory to Lender, listing all effective financing statements or chattel mortgages which name any Credit Party (under such Credit Party's current name, any previous name or any trade name or doing business name) as debtor, together with copies of such other financing statements; (ii) certificates or other evidences of ownership representing all instruments constituting part of the Collateral (including, without limitation, the stock certificates for the Subsidiaries of each Credit Party) and appropriate undated stock powers (or the equivalent thereof) executed in blank; and (iii) UCC-1 financing statements for each Credit Party, in form and substance satisfactory to Lender.

                F. INTELLECTUAL PROPERTY. Lender shall have received agreements relating to the granting to Lender of a security interest in Intellectual Property of Borrower and each other Credit Party to the extent applicable in a form suitable for filing with the appropriate Federal or State filing office.

                G. LITIGATION DOCUMENTS. Lender shall have received, certified by Borrower as true correct and complete, copies of all complaints and pleadings relating to any patent infringement or related actions against any Credit Party filed relating to fluoxetine.

                H. POWERS OF ATTORNEY. Lender shall have received fully executed Powers of Attorney for Quad, Research, PRX, and Pharma, each in form and substance satisfactory to Lender.

                I. SECRETARIAL CERTIFICATES. A Secretarial Certificate substantially in the form of Exhibit D to the Loan Agreement duly completed and executed by the Secretary or Assistant Secretary of each Credit Party, together with all attachments thereto.

                J. DISCLOSURE SCHEDULES. Lender shall have received revised and updated Disclosure Schedules for all Credit Parties, certified by an officer of Borrower as true correct and complete as of the Amendment Effective Date.

                K. REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Credit Party contained in this Amendment shall be true and correct on and as of the Amendment Effective Date.

           22. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

           23. COUNTERPARTS. This Amendment may be executed by the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

           24. JOINDER. By its signature below, each of Quad, Research, PRX and Pharma joins to the Loan Agreement as a Credit Party and a Guarantor, and assumes all of the rights, responsibilities of a Credit Party and a Guarantor as set forth therein, including but not limited to (i) the obligations of a Guarantor as set forth in SECTION 7 of the Loan Agreement and (ii) any representations and warranties, in each case as if such entity were an original signatory thereto.

                            (SIGNATURE PAGE FOLLOWS)

           IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                    BORROWER:

                                    PAR PHARMACEUTICAL, INC.


                                    By: /s/ DENNIS J. O'CONNOR
                                       -----------------------
                                    Name: Dennis J. O'Connor
                                    Title:   Vice President


                                    LENDER:

                                    GENERAL ELECTRIC CAPITAL CORPORATION


                                    By: /s/ MICHAEL LUSTBADER
                                       ----------------------
                                    Name:  Michael Lustbader
                                    Its: Duly Authorized Signatory


                                    PARENT:

                                    PHARMACEUTICAL RESOURCES, INC.


                                    By: /s/ DENNIS J. O'CONNOR
                                       -----------------------
                                    Name: Dennis J. O'Connor
                                    Title:   Vice President


                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                    SUBSIDIARY GUARANTORS:

                                    NUTRICEUTICAL RESOURCES, INC.


                                    By: /s/ DENNIS J. O'CONNOR
                                       -----------------------
                                    Name: Dennis J. O'Connor
                                    Title:   Vice President


                                    PARCARE, LTD.


                                    By: /s/ DENNIS J. O'CONNOR
                                       -----------------------
                                    Name: Dennis J. O'Connor
                                    Title:   Vice President


                                    QUAD PHARMACEUTICALS INC.


                                    By: /s/ DENNIS J. O'CONNOR
                                       -----------------------
                                    Name: Dennis J. O'Connor
                                    Title:   Vice President


                                    PRX PHARMACEUTICALS, INC.


                                    By: /s/ DENNIS J. O'CONNOR
                                       -----------------------
                                    Name: Dennis J. O'Connor
                                    Title:   Vice President


                                    PAR PHARMA GROUP, LTD.


                                    By: /s/ DENNIS J. O'CONNOR
                                       -----------------------
                                    Name: Dennis J. O'Connor
                                    Title:   Vice President



                       (SIGNATURES CONTINUED ON NEXT PAGE)

                                    PRI-RESEARCH, INC.


                                    By: /s/ DENNIS J. O'CONNOR
                                       -----------------------
                                    Name: Dennis J. O'Connor
                                    Title:   Vice President

                                   SCHEDULE D


                                      FEES


1. AMENDMENT FEE. A non-refundable amendment fee of $150,000 is payable by Borrower to Lender on the Eleventh Amendment Effective Date.

2. UNUSED LINE FEE: For each day after the Closing Date, and through but including the Termination Date, an amount equal to the Maximum Amount less the outstanding amount of the Revolving Credit Loan (exclusive of accrued, but unpaid, interest), for such day, multiplied by the Unused Line Fee Percentage for such period, the product of which is then divided by 360. The Unused Line Fee for each month (except for the month in which the Termination Date occurs) is payable on the first Business Day of the immediately following month, beginning on the first Business Day of the month following the month in which the Closing Date occurs; the final monthly installment of the Unused Line Fee is payable on the Termination Date. Notwithstanding the foregoing, any unpaid Unused Line Fee is immediately due and payable on the Commitment Maturity Date. The "Unused Line Fee Percentage" shall be, with respect to any period, 0.25%.

3. COLLATERAL MONITORING FEE: $30,000 for each per annum or part of a per annum, payable in advance on the Closing Date and on the first Business Day of each month following the Closing Date and prior to the Commitment Maturity Date.

4. AUDIT FEES: Borrower will reimburse Lender at the rate of $800 per person per day ("Audit Fees"), plus out of pocket expenses, for the audit reviews, field examinations and collateral examinations conducted by Lender's own personnel. Lender agrees that Borrower's obligation for Audit Fees shall not be payable with respect to more than three field examinations in any calendar year; PROVIDED, that no limit on Audit Fees will be imposed on Lender for those audits or examinations conducted at a time when a Default has occurred and is continuing.

5. EXPENSES: Borrower will pay to Lender on demand all costs incurred in connection with: (a) the preparation, negotiation, execution, delivery, performance and enforcement of the Loan Documents; (b) collection (including the fees and expenses of all advisors, consultants (including environmental and management consultants) and auditors and the reasonable fees of special legal counsel retained in connection therewith), including deficiency collections; (c) the forwarding to Borrower or any other Person on behalf of Borrower by Lender of the proceeds of any Loan (including by wire transfer); (d) any amendment, extension, modification or waiver of, or consent with respect to any Loan Document or advice in connection with the administration of the Revolving Credit Advances or the rights thereunder; (e) any litigation, contest, dispute, suit, proceeding or action (whether instituted by or between any combination of Lender, Borrower or any other Person or Persons), and an appeal or review thereof, in any way relating to the Collateral, any Loan Document, or any action taken or any other agreements to be executed or delivered in connection therewith, whether as a party, witness or otherwise; and (f) any effort (i) to monitor the Revolving Credit Advances, (ii) to evaluate, observe or assess Borrower or any other Credit Party or the affairs of such Person, and (iii) to verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of the Collateral, including with respect to all of the foregoing: the reasonable fees of attorneys and the fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants, and paralegals; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

6. LETTER OF CREDIT FEE: For each day for which Lender maintains Letter of Credit Obligations outstanding, an amount equal to the amount of the Letter of Credit Obligations outstanding on such day, multiplied by 2%, the product of which is then divided by 360. The Letter of Credit Fee incurred for each month is payable at the same time each payment of the Unused Line Fee is due. Notwithstanding the foregoing, any unpaid Letter of Credit Fee is immediately due and payable on the Commitment Maturity Date.

7. FUNDING FEE. If Borrower uses any of the proceeds of a Revolving Credit Advance to fund any portion of the ISP Acquisition as permitted by Section 1.3 of the Agreement, Borrower shall pay Lender a non-refundable funding fee of $150,000 payable on the date of such Advance.

                                   SCHEDULE F


                               FINANCIAL COVENANTS


           1. FIXED CHARGE COVERAGE RATIO. Parent and its Subsidiaries on a consolidated basis shall maintain for each Fiscal Quarter, commencing with the Fiscal Quarter ending on or about March 31, 2002, a Fixed Charge Coverage Ratio of not less than 2.00:1.00.

           2. MINIMUM TANGIBLE NET WORTH. Parent and its Subsidiaries on a consolidated basis shall maintain, as at the end of each Fiscal Quarter, Tangible Net Worth of not less than the amount for such period set forth below:

      Fiscal Quarter Ending on or about:         Minimum Tangible Net Worth
      ----------------------------------         --------------------------
      December 31, 2001                                          45,600,000
      March 31, 2002                                            105,000,000
      June 30, 2002                                             115,000,000
      September 30, 2002                                        125,000,000
      December 31, 2002                                         135,000,000
      March 31, 2003                                            145,000,000
      June 30, 2003                                             155,000,000
      September 30, 2003                                        165,000,000
      December 31, 2003                                         175,000,000
      March 31, 2004                                            190,000,000
      June 30, 2004                                             205,000,000
      September 30, 2004                                        220,000,000
      December 31, 2004                                         235,000,000

           3. CAPITAL EXPENDITURES. Parent and its Subsidiaries on a consolidated basis shall not make aggregate Capital Expenditures in excess of $7,500,000 for the Fiscal Year ending on or about December 31, 2001, $12,000,00 for the Fiscal Year ending on or about December 31, 2002 , $9,000,000 for the Fiscal Year ending on or about December 31, 2003, and $9,000,000 for the Fiscal Year ending on or about December 31, 2004 and each Fiscal Year thereafter.

For purposes of this covenant in SCHEDULE F the following terms shall have the meanings set forth below:

           "EBITDA" shall mean, for any period, the Net Income (Loss) of Parent and its Subsidiaries on a consolidated basis for such period, PLUS interest expense, income tax expense, amortization expense, depreciation expense and extraordinary losses and MINUS extraordinary gains, in each case, of Parent and its Subsidiaries on a consolidated basis for such period determined in accordance with GAAP to the extent included in the determination of such Net Income (Loss).

           "FIXED CHARGE COVERAGE RATIO" shall mean, for any period, the ratio of the following for Parent and its Subsidiaries on a consolidated basis determined in accordance with GAAP; (a) EBITDA for such period LESS (i) Capital Expenditures for such period which are not financed through the incurrence of any Indebtedness (excluding the Revolving Credit Loan) and (ii) taxes to the extent accrued or otherwise payable with respect to such period to (b) the sum of (i) interest expense paid or accrued in respect of any Indebtedness during such period, PLUS (ii) regularly scheduled payments of principal paid or that were required to be paid on Indebtedness (excluding the Revolving Credit Loan) during such period.

           "NET INCOME (LOSS)" shall mean with respect to any Person and for any period, the aggregate net income (or loss) after taxes of such Person for such period, determined in accordance with GAAP.

           "TANGIBLE NET WORTH" shall mean, with respect to any Person at any date, all amounts which, in accordance with GAAP, would be included under stockholders' equity on a consolidated balance sheet of such Person at such date LESS the aggregate of all intangibles in conformity with GAAP (including Intellectual Property, goodwill, organization expenses, treasury stock, all deferred financing and unamortized debt discount expenses, and all current and non-current deferred tax benefits).

                                                 EXHIBIT A TO ELEVENTH AMENDMENT

                              Disclosure Schedules.
                              --------------------

                                 (See attached.)